TRANS LEASING INTERNATIONAL, INC.


                     1996 STOCK OPTION PLAN

     1. Plan. Options to purchase shares of the Company's Common Stock may be granted to such directors and key employees of the Company (and its Subsidiaries, if any) as may be selected by the Compensation Committee of the Board of Directors or another committee appointed by the Board to administer the Plan (the "Committee").

     2. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which options may be granted under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 1,000,000 shares; provided, however, that if any options expire unexercised or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock or benefit therefrom, the shares with respect to which such options were granted shall again be available for grant under this Plan. Such 1,000,000 shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Notwithstanding anything herein to the contrary no participant may be granted in the aggregate in any year options relating to in excess of 200,000 shares of Common Stock. In the event of any stock split or similar change in the Common Stock, the number of shares of Common Stock referenced in this paragraph shall automatically be adjusted proportionately.

     3. Options. Options to be granted under this Plan may be incentive stock options (within the meaning of Section 422 of the Code), if granted to employees, or in such other form, consistent with this Plan, as the Committee may determine. Subject to the terms of this Plan, the Committee shall determine and designate the recipients of options, the dates options are granted, the number of shares of Common Stock subject to option, the option prices, and the duration of options. No option granted under this Plan which states that it is an incentive stock option shall, together with all other incentive stock options granted to the same person, cover shares of Common Stock having a fair market value greater than permitted under Section 422(d) of the Code (or any successor provision). Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Committee and shall in any event be subject to the terms and conditions set forth below and in paragraph 4:

          (a) Option Price. The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. However, in the case of an option granted to any person owning 10 percent or more of the Common Stock of the Company, the option price fixed by the Committee shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the date of grant.

          (b) Term of Options. Except as otherwise provided in paragraph 5, no option shall be exercisable more than five years after the date of grant.

(c) Exercise of Options. Options shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Unless otherwise specified in the applicable option agreement, payment of the option price may be made (i) in cash (including check, bank draft, or money order), (ii) by delivery of Common Stock, including the withholding from issuance of Common Stock issuable upon the exercise of such option, in each case valued at the Exchange Value thereof on the date of exercise, (iii) with the approval of the Committee, by delivery of the optionee's promissory note (provided that at least the par value of the Shares as to which exercise is made shall be paid in cash), or (iv) by delivery of a combination of the items set forth in clauses (i) through (iii).

     4.   Additional Provisions.

          (a) Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, or upon the fulfillment of a condition, as the Committee shall decide in each case when the option is granted. Unless specifically provided in an option agreement, the exercisability of options shall not accelerate upon a change in control of the Company.

          (b) Termination of Employment. Any option shall be exercisable only during the period of the holder's service as a director of or employment by the Company or a Subsidiary, except that in the Committee's discretion an option may be exercisable for a period of up to two years after retirement or death while a director or employee of the Company or a Subsidiary, and up to three months after the termination of such directorship or employment for any other reason. An option may be exercised after the termination of a holders' directorship or employment with the Company or a Subsidiary (i) only to the extent the holder was entitled to do so on the date of termination (except that the Committee may in its discretion include in any option an acceleration of such option in the event of the holder's death or retirement), and (ii) only to the extent that the option would not have expired had the holder continued to serve as a director of or be employed by the Company or a Subsidiary (except that the Committee may, in its discretion, permit an option to be exercisable within three months after a holder's death where the holder died prior to its expiration). The Committee may, in its discretion, determine that an authorized leave of absence shall be deemed to satisfy this Plan's employment/service requirements.

          (c)  Listing, Registration and Compliance With Laws and
Regulations

          (i) Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary as a condition to or in connection with the exercising of such option, no such option may be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, and the holder of the option will supply the Company with such certificates, representations, and information as the Company shall reasonably request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an option or the transfer of any Common Stock received upon the exercise of an option which, in the Committee's discretion, are necessary in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder.

          (ii) Notwithstanding the terms of this paragraph 4(c), no holder of any option shall have the right to require the Company to register, list or qualify said option or any of the stock underlying such option.

          (d) Cash Payments. Options which are not incentive stock options (as defined in Section 422 of the Code) may, in the Committee's discretion, provide that the holder thereof, promptly after computation thereof, will receive a cash payment equal to the excess of the Fair Market Value of a share of Common Stock (on the date the holder recognizes taxable income) over the option price multiplied by the number of shares as to which the option is exercised.

          (e)  Nontransferability.  Options may not be
transferred other than by will or the laws of descent and distribution and, during the lifetime of the person to whom they are granted, may be exercised only by such person (or his guardian or legal representative).

          (f) Adjustment for Change in Common Stock. In order to prevent the dilution or enlargement of rights under options in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan and the number and type of shares covered by, outstanding options and the prices specified therein.


          (g) Taxes. The Company shall be entitled, if necessary to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due with respect to the participant in connection with shares issuable under this Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

     5. Administration. The Committee shall have full power to construe and interpret this Plan and options granted under this Plan, to establish and amend rules for its administration, to grant options under this Plan and to correct any defect or omission or reconcile any inconsistency in this Plan or in any option to the extent the Committee deems necessary to carry this Plan or any option into effect. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the Fair Market Value of the Common Stock at the time of the amendment and extending the duration thereof so long as it is not more than five years from the time of the amendment.

     The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Board of Directors or the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The Committee may from time to time authorize the Chairman of the Board, the Chief Executive Officer or the President of the Company to determine the dates on which options shall be granted to persons designated by the Committee for such number of shares as the Committee shall have designated, at prices determined by or in a manner specified by the Committee.

     6. Definitions. "Common Stock" means shares of the Common Stock, par value $.0l per share, of the Company, or such other shares as are substituted pursuant to paragraph 4(f). The "Company" means Trans Leasing International, Inc. "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power. The "Fair Market Value" of the Common Stock on any given date means (a) the last sale price reported on such date on the New York Stock Exchange-Composite Transactions Tape (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (b) if the Common Stock is not listed on any domestic stock exchange, the last sale price reported on such date on the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such prices); or (c) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices on the last previous date on which so reported; or (d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Board of Directors or the Committee. "Exchange Value" of the Common Stock on any date means the highest Fair Market Value as of any date in the period beginning 30 days prior to such date and ending on such date. The "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. The "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor statute thereto. The "Plan" shall mean this 1996 Stock Option Plan of Trans Leasing International, Inc., as amended from time to time.

     7. Termination and Amendment. The Board of Directors or the Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that they may not, without further approval by the Company's stockholders, (a) increase the maximum number of shares as to which options may be granted under this Plan, except pursuant to paragraph 4(f) above, (b) extend the term of this Plan, (c) change the method of determining the minimum price specified in an option pursuant to paragraphs 3(a), except pursuant to paragraphs 4(f) and 5, or (d) change the class of participants to whom options may be granted under this Plan. No options shall be granted hereunder after November 6, 2006.